UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2020

National Fuel Gas Company

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-3880	13-1086010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street Williamsville, New York 14 221	14221
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 28, 2020, National Fuel Gas Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the public offering (the “Offering”) and sale of 3,800,000 shares of the Company’s common stock, par value $1.00 per share (the “Shares”), at a price of $39.50 per share. As a component of the Offering, the Company granted the Underwriters, and the Underwriters have exercised in full, a 30-day option to purchase up to an additional 570,000 Shares from the Company.

The Offering was registered under the Securities Act of 1933 pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-223773) (the “Registration Statement”). The Company is filing herewith the following exhibits to the Registration Statement:

1.	The Underwriting Agreement.

2.	Opinion of Lowenstein Sandler LLP.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated May 28, 2020, by and among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC, acting as representatives of several underwriters named therein

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ S. J. Mugel
S. J. Mugel
General Counsel and Secretary

June 2, 2020